Calculation of Filing Fee Tables
F-3
CANADIAN IMPERIAL BANK OF COMMERCE /CAN/
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Debt	Floating Rate Notes due 2027	457(o)			$ 500,000,000.00		$ 73,800.00
Fees Previously Paid	2	Debt	4.508% Fixed-to-Floating Rate Notes due 2027	457(o)			$ 1,000,000,000.00		$ 147,600.00
Fees Previously Paid	3	Debt	4.631% Fixed-to-Floating Rate Notes due 2030	457(o)			$ 750,000,000.00		$ 110,700.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,250,000,000.00		$ 332,100.00
			Total Fees Previously Paid:						$ 332,100.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-273505) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant's securities, which became effective on September 6, 2023 (the "Registration Statement"). The Registrant carried over US$600,000,000 of unsold securities (and the associated US$65,460 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-259240). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$2,137,880. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended. Prior to the offering to which the prospectus supplement relates, US$6,000,000,000 of securities have been issued under the Registration Statement.

[2]	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-273505) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant's securities, which became effective on September 6, 2023 (the "Registration Statement"). The Registrant carried over US$600,000,000 of unsold securities (and the associated US$65,460 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-259240). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$2,137,880. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended. Prior to the offering to which the prospectus supplement relates, US$6,000,000,000 of securities have been issued under the Registration Statement.

[3]	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-273505) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant's securities, which became effective on September 6, 2023 (the "Registration Statement"). The Registrant carried over US$600,000,000 of unsold securities (and the associated US$65,460 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-259240). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$2,137,880. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended. Prior to the offering to which the prospectus supplement relates, US$6,000,000,000 of securities have been issued under the Registration Statement.